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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42370) pertaining to the Styleclick, Inc. 2000 Stock Plan and the Styleclick, Inc. 2000 Directors' Stock Option Plan of Styleclick, Inc. of our report dated January 29, 2002 with respect to the consolidated financial statements and financial statements schedule of Styleclick, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/ ERNST & YOUNG LLP

New York, NY
April 1, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS